EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
          This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 31, 2010 (this “Amendment”), modifies that certain Credit Agreement, dated as of April 7, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among THE TALBOTS, INC., a Delaware corporation (the “Company”), THE TALBOTS GROUP, LIMITED PARTNERSHIP, a Massachusetts limited partnership (“Talbots Group”), TALBOTS CLASSICS FINANCE COMPANY, INC., a Delaware corporation (“Talbots Finance”, and, together with the Company and Talbots Group, collectively, the “Borrowers”, and, each, individually, a “Borrower”), the Company, as Borrower Representative, each other Person from time to time party thereto as a “Credit Party”, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for the several financial institutions from time to time party to thereto (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender (including as Swingline Lender), and such Lenders. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement.
RECITALS
          WHEREAS, the Borrowers have requested that Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and
          WHEREAS, Agent and the Lenders are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.
          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
          Section 1. Amendments to Credit Agreement.
          (a) Section 1.9(c) (Letter of Credit Fee) of the Credit Agreement is hereby amended by restating such Section 1.9(c) in its entirety as follows:
     “(c) Letter of Credit Fee. The Borrowers agree to pay to Agent for the ratable benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrowers, all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) (A) for all documentary Letters of Credit, in an amount equal to the product of the average daily undrawn face amount of all such commercial Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to one-half (1/2) of the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans and (B)

for all standby Letters of Credit, in an amount equal to the product of the average daily undrawn face amount of all such standby Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(f) or 7.1(g) exists), each such rate shall be increased by two percent (2.00%) per annum. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the second day of each Fiscal Month and on the date on which all Letter of Credit Obligations have been discharged. In addition, the Borrowers shall pay to any L/C Issuer, on demand, its customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees (including any fronting fees agreed to by the Borrowers and the applicable L/C Issuer)), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.”
          (b) Section 1.9(d) (Prepayment Fee) of the Credit Agreement is hereby amended by restating such Section 1.9(d) in its entirety as follows:
     “(d) Prepayment Fee. If the Revolving Loan Commitments are reduced or terminated on or prior to the second anniversary of the Closing Date (whether voluntarily or involuntarily and whether before or after acceleration), the Borrowers shall pay to Agent, for the pro rata benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to one percent (1.00%) multiplied by the amount of the reduction of the Aggregate Revolving Loan Commitment or the amount of the Aggregate Revolving Loan Commitment so terminated. The Credit Parties agree that the amounts payable hereunder are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early reduction or termination of the Revolving Loan Commitments.”
          (c) Section 11.1 (Defined Terms) of the Credit Agreement is hereby amended by:
     (i) restating clause (a) of the definition of the term “Applicable Margin” in its entirety as follows:
(a) for the period commencing on (i) the Closing Date through (but excluding) the First Amendment Effective Date, (1) if a Base Rate Loan, three and one half of one percent (3.50%) per annum and (2) if a LIBOR Rate Loan, four and one half of one percent (4.50%) per annum, and (ii) the First Amendment Effective Date through the last day of first full calendar month following the six month anniversary of the Closing Date,

(1) if a Base Rate Loan, two and one half of one percent (2.50%) per annum and (2) if a LIBOR Rate Loan, three and one half of one percent (3.50%) per annum; and
     (ii) restating the table entitled “Revolving Loans and Swing Loans” contained in the definition of the term “Applicable Margin” in its entirety as follows:

	Revolving Loans and Swing Loans
		LIBOR Rate	Base Rate Loan
Level	Average Availability	Loan Margin	Margin
I	Less than or equal to $66,500,000	3.50%	2.50%
II	Greater than $66,500,000 but less than or equal to $133,000,000	3.25%	2.25%
III	Greater than $133,000,000	3.00%	2.00%
     (iii) restating the definition of the term “Interest Payment Date” in its entirety as follows:
“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and (b) with respect to Base Rate Loans (including Swing Loans) the second day of each Fiscal Month
     (iv) restating the table contained in the definition of the term “Unused Commitment Fee Rate” in its entirety as follows:

Level	Total Facility Unused Ratio	Unused Commitment Fee Rate
I	Greater than 50%	0.75%
II	Less than or equal to 50%	0.50%
     (v) inserting the following new definition of “First Amendment Effective Date” in the appropriate alphabetical order:
“First Amendment Effective Date” means August 31, 2010.

          Section 2. Condition Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:
     (a) Documentation. Agent shall have received all of the following, in form and substance satisfactory to Agent:
     (i) a fully-executed and effective Amendment by the Borrowers, the Guarantors, Agent and each of the Lenders; and
     (ii) such additional documents, instruments and information as Agent may reasonably request to effect the transactions contemplated hereby.
     (b) No Default. On the Effective Date and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
          Section 3. Representations and Warranties; Reaffirmation of Grant. Each Credit Party hereby represents and warrants to Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties of the Credit Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement and all other Loan Documents are and remain legally valid, binding obligations of the Credit Parties party thereto, enforceable against each such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (d) each of the Collateral Documents to which such Credit Party is a party and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Collateral Documents. Each Credit Party that is a party to the Guaranty and Security Agreement or any of the other Collateral Documents hereby reaffirms its grant of a security interest in the Collateral to Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.
          Section 4. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by Agent or the Lenders shall affect the representations and warranties or the right of Agent and the Lenders to rely upon them.

          Section 5. Amendment as Loan Document. This Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an immediate Event of Default under the Credit Agreement if any Credit Party fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Amendment or if any representation or warranty made by any Credit Party under or in connection with this Amendment shall have been untrue, false or misleading when made.
          Section 6. Costs and Expenses. The Borrowers shall pay on demand all reasonable out-of-pocket costs and expenses of Agent (including the reasonable fees, charges and disbursements of counsel to Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.
          Section 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
          Section 8. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.
          Section 9. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that Agent or any Lender may have under the Credit Agreement, under any other Loan Document (except as expressly set forth herein) or under Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.
          Section 10. Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that notwithstanding the effectiveness of this Amendment, such Guarantor’s obligations under the Loan Documents shall remain in full force and effect and nothing herein shall in any way limit such obligations, all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby further acknowledges that the Borrowers, Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s obligations under the Loan Documents or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s obligations under the Loan Documents.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS: THE TALBOTS, INC.
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

THE TALBOTS GROUP, LIMITED PARTNERSHIP.
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

TALBOTS CLASSICS FINANCE COMPANY, INC.
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President, Chief Financial Officer and Treasurer

Signature Page to First Amendment to TLB Credit Agreement

OTHER CREDIT PARTIES: TALBOTS CLASSICS, INC.
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President and Treasurer

TALBOTS IMPORT, LLC
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President and Treasurer

BIRCH POND REALTY CORPORATION
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President and Treasurer

TALBOTS INTERNATIONAL RETAILING LIMITED, INC.
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President and Treasurer

Signature Page to First Amendment to TLB Credit Agreement

OTHER CREDIT PARTIES (cont’d): TALBOTS (U.K.) RETAILING LIMITED
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President and Treasurer

TALBOTS (CANADA), INC.
By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Vice President and Treasurer

Signature Page to First Amendment to TLB Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and as a Lender
By:	/s/ Mark Forti
	Name:	Mark Forti
	Title:	Duly Authorized Signatory

Signature Page to First Amendment to TLB Credit Agreement

Lenders: HSBC BUSINESS CREDIT (USA) INC.
By:	/s/ Robert Mello
	Name:	Robert Mello
	Title:	Vice President

Signature Page to First Amendment to TLB Credit Agreement

Lenders (Cont’d): TD BANK, N.A.
By:	/s/ Jeffrey Saperstein
	Name:	Jeffrey Saperstein
	Title:	Vice President

Signature Page to First Amendment to TLB Credit Agreement

Lenders (Cont’d): SIEMENS FINANCIAL SERVICES, INC.
By:	/s/ Uri Sky
	Name:	Uri Sky
	Title:	Vice President Credit

By:	/s/ Anthony Casciano
	Name:	Anthony Casciano
	Title:	Senior Vice President

Signature Page to First Amendment to TLB Credit Agreement